EXHIBIT 99.1 - a) and b) Report of Independent Registered Public Accounting Firm
KPMG LLP
Suite 2300
Three Wachovia Center
401 South Tryon Street
Charlotte, NC 28202-1911

Report of Independent Registered Public Accounting Firm

The Board of Directors
Wachovia Bank, National Association
Wachovia Education Finance Inc.:

We have examined management's assertion, included in the accompanying Management's
Assertion, that Wachovia Bank, National Association, as Administrator, and Wachovia Education
Finance Inc., a wholly-owned subsidiary of Wachovia Bank, National Association (the
Company), as Master Servicer, for Wachovia Student Loan Trust 2005-1, complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's
Regulation AB for the servicing of Wachovia Student Loan Trust 2005-1, except for servicing criteria 1.iii., 2.iii., 4.v., 4.x.a., 4.x.b., 4.x.c., 4.xi., 4.xii., and 4.xiii., which the Company has determined as being inapplicable to the activities it performs with respect to Wachovia Student
Loan Trust 2005-1 and servicing criteria 2.i., 4.i., 4.ii., 4.iv., 4.vii., 4.viii., and 4.ix., which the
Company has determined were activit ies performed by subservicers for all loans owned by
Wachovia Student Loan Trust 2005-1, as of and for the period from November 29, 2005
(Inception of the Trust) to December 31, 2005. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the period from November 29, 2005 (inception of the Trust) to
December 31, 2005 is fairly stated, in all material respects.
/s/ KPMG LLP

Charlotte, North Carolina
March 27, 2006